UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
August 31, 2007
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14039 (Commission File Number)	64-0844345 (I.R.S. Employer Identification Number)
200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)
(601) 442-1601
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On August 31, 2007, Callon Petroleum Operating Company, a wholly-owned subsidiary of Callon Petroleum Company entered into a Production Handling Agreement with ConocoPhillips and Devon Energy Corporations. The agreement provides that the crude oil and natural gas production from Callon’s Entrada Field located in Garden Banks Blocks 738, 782, 785, 826 and 827 in the Gulf of Mexico will be processed by the Magnolia production platform located on the adjacent block, Garden Banks Block 783, which is owned by ConocoPhillips and Devon.
     A copy of the press release announcing the execution of the agreement is attached as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Title of Document

99.1	Press release dated September 4, 2007 announcing the execution of a Production Handling Agreement by and between Callon Petroleum Operating Company, ConocoPhillips and Devon Energy Corporations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
September 5, 2007	By:	/s/ B. F. Weatherly
B. F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Title of Document

99.1	Press release dated September 4, 2007 announcing the execution of a Production Handling Agreement by and between Callon Petroleum Operating Company, ConocoPhillips and Devon Energy Corporations.